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                                                                    EXHIBIT 10.6

                          AAMES FINANCIAL CORPORATION

                           1995 STOCK INCENTIVE PLAN

                                   ARTICLE 1

                            GENERAL PURPOSE OF PLAN

     The name of this plan is the Aames Financial Corporation 1995 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable Aames Financial Corporation, a Delaware corporation (the "Company"), and any Parent or any Subsidiary to obtain and retain the services of the types of employees, consultants, officers and Directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                                   ARTICLE 2

                                  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

          "Board " means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          "Committee" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required both by the Rule and Section 162(m) of the Code, each of whom is a Disinterested Person and an Outside Director.

          "Company" means Aames Financial Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

          "Date of Grant" means the date on which the Committee adopts a resolution expressly granting Stock Options to a Participant, or if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

          "Director" means a member of the Board.

          "Disability" means permanent and total disability as defined by the Committee.

          "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) under the Exchange Act, or any successor definition adopted by the SEC.

          "Election" shall have the meaning set forth in Section 10.3(d)(i) of the Plan.

          "Eligible Person" means an employee, officer, consultant or, subject to the limitations set forth in Article 5 of the Plan, Director of the Company, any Parent or any Subsidiary.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exercise Price" shall have the meaning set forth in Section 6.2(c) of the Plan.

          "Fair Market Value" per share at any date shall mean (i) if the Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the General Rules and Regulations of the SEC under the Exchange Act (a "Market System"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market

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     System, as applicable; or (ii) if the Stock is not then traded on an exchange or in a Market System, the average of the closing bid and asked prices per share for the Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or (iii) if the Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Committee.

          "Liquidating Event" shall have the meaning set forth in Section 8.1(b) of the Plan.

          "Liquidity Event" means any Reorganization Event which the Committee determines, in its sole and absolute discretion, to treat as such an event.

          "Incentive Stock Option" means a Stock Option intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

          "Non-Statutory Stock Option" means a Stock Option intended to not qualify as an Incentive Stock Option.

          "Optionee" means a Participant who is granted a Stock Option pursuant to the Plan.

          "Outside Director" means a Director who is not (a) a current employee of the Company (or any related entity), (b) a former employee of the Company (or any related entity) who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan), (c) a former officer of the Company (or any related entity), or (d) a consultant or person otherwise receiving compensation or other remuneration, either directly or indirectly, in any capacity other than as a Director.

          "Parent" means any present or future corporation which would be a "parent corporation" as that term is defined in Section 424 of the Code.

          "Participant" means any Eligible Person selected by the Committee, pursuant to the Committee's authority set forth in Article 3 of the Plan, to receive grants of Stock Options.

          "Plan" means this Aames Financial Corporation 1995 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

          "Reorganization Event" shall have the meaning set forth in Section 8.1(c) of the Plan.

          "Retirement" means retirement from active employment with the Company or any Parent or Subsidiary as defined by the Committee.

          "Rule" means Rule 16b-3 and any future rules promulgated in substitution therefor under the Exchange Act.

          "SEC " means the Securities and Exchange Commission.

          "Section 16(b) Person" means a person subject to Section 16(b) of the Exchange Act.

          "Stock" means the Common Stock, par value $.001 per share, of the Company.

          "Stock Option" means an option to purchase shares of Stock granted pursuant to Article 6 of the Plan.

          "Stock Option Agreement" shall have the meaning set forth in Section
     6.2 of the Plan.

          "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" as that term is defined in Section 424 of the Code.

          "Tax Date" shall have the meaning set forth in Section 10.3(d)(iii) of the Plan.

          "Ten Percent Shareholder" means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary.

          "Withholding Right" shall have the meaning set forth in Section 10.3(c) of the Plan.

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                                   ARTICLE 3

                                 ADMINISTRATION

     SECTION 3.1  Committee. The Plan shall be administered by the Committee.

     SECTION 3.2 Powers in General. The Committee shall have the power and authority to grant Stock Options to Eligible Persons, pursuant to the terms of the Plan.

     SECTION 3.3 Specific Powers. In particular, the Committee shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) to determine when Stock Options are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Stock Options shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Stock Option; (vii) to prescribe the terms and conditions of each Stock Option, including, without limitation, the Exercise Price and medium of payment and vesting provisions, to determine whether the Stock Option is to be an Incentive Stock Option or a Non-Statutory Stock Option and to specify the provisions of the Stock Option Agreement relating to such Stock Option; (viii) to amend any outstanding Stock Options for the purpose of modifying the time or manner of vesting, the Exercise Price, thereunder or otherwise, subject to applicable legal restrictions and to the consent of the other party to such agreement; (ix) to determine when a consultant's relationship with the Company is sufficient to constitute the equivalent of employment with the Company for purposes of the Plan; (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of his or her employment for purposes of the Plan; and (xi) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

     SECTION 3.4 Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

     SECTION 3.5 The Committee. The Board may, in its sole and absolute discretion, from time to time delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than the minimum number of persons from time to time required by both the Rule and Section 162(m) of the Code) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a committee comprised of only two members, the unanimous written consent of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

                                   ARTICLE 4

                             STOCK SUBJECT TO PLAN

     SECTION 4.1 Stock Subject to the Plan. Subject to adjustment as provided in Article 8, the total number of shares of Stock reserved and available for issuance under the Plan shall be 700,000 shares.

     SECTION 4.2 Unexercised Stock Options; Reacquired Shares. To the extent that any Stock Options expire or are otherwise terminated without being exercised, the shares of Stock underlying such Stock Options (and shares related thereto) shall again be available for issuances in connection with future Stock Options under the Plan. If and to the extent that the Company receives shares of Stock in payment of all or a portion of

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the purchase price for any Stock, or in payment of any tax liabilities, the receipt of such shares will not increase the number of shares available for issuance under the Plan.

                                   ARTICLE 5

                                  ELIGIBILITY

     Outside Directors who are designated as Eligible Persons by the Board of Directors, Outside Directors who are not so designated as Eligible Persons (but only to the extent provided by Article 7 hereof), officers, employees and consultants of the Company, any Parent or any Subsidiary, shall be eligible to be granted Stock Options hereunder, subject to limitations set forth in this Plan; provided, however, that only officers and employees shall be eligible to be granted Incentive Stock Options hereunder.

                                   ARTICLE 6

                                 STOCK OPTIONS

     SECTION 6.1 General. Each Stock Option granted under the Plan shall be in such form and under such terms and conditions as the Committee may from time to time approve; provided, that such terms and conditions are not inconsistent with the Plan. The provisions of Stock Option Agreements entered into under the Plan need not be identical with respect to each Optionee. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Stock Options.

     SECTION 6.2 Terms and Conditions of Stock Options. Each Stock Option granted pursuant to the Plan shall be evidenced by a written option agreement between the Company and the Optionee (the "Stock Option Agreement"), which shall comply with and be subject to the following terms and conditions.

          (a) Number of Shares. Each Stock Option Agreement shall state the number of shares of Stock to which the Stock Option relates.

          (b) Type of Option. Each Stock Option Agreement shall identify the portion (if any) of the Stock Option which constitutes an Incentive Stock Option.

          (c) Exercise Price. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the "Exercise Price"), which, with respect to Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the shares of Stock on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price shall not be less than 110% of such Fair Market Value.

          (d) Value of Shares. The Fair Market Value of the shares of Stock (determined as of the Date of Grant) with respect to which Incentive Stock Options are first exercisable by an Optionee under this Plan and all other incentive option plans of the Company and any Parent or Subsidiary in any calendar year shall not, for such year, in the aggregate, exceed $100,000; provided, however, that if the aggregate Fair Market Value of such shares exceeds $100,000, then the incremental portion in excess of $100,000 shall be treated as Non-Statutory Stock Options (and not as Incentive Stock Options); provided, further, that this Section 6.2(d) shall not affect the right of the Committee to accelerate or otherwise alter the time of vesting of any Stock Options granted as Incentive Stock Options, even if, as a result thereof, some of such Stock Options cease being Incentive Stock Options.

          (e) Medium and Time of Payment. The Exercise Price shall be paid in full, at the time of exercise, (i) in cash or cash equivalents, (ii) with the approval of the Committee, in shares of Stock which have been held by the Optionee for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Exercise Price, (iii) in a combination of cash, cash equivalents and Stock, or (iv) in any other form of legal consideration acceptable to the Committee, and may be effected in whole or in part (x) with monies received from the Company at the time of exercise as a compensatory cash payment or (y) with monies borrowed from the Company in accordance with Section 10.5.

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          (f) Term and Exercise of Stock Options. Stock Options shall vest or become exercisable over the exercise period at the times the Committee may determine, as reflected in the related Stock Option Agreements; provided, however, that the Optionees shall have the right to exercise the Stock Options at the rate of at least 20% per year over five years from the Date of Grant of such Stock Options. The exercise period of any Stock Option shall be determined by the Committee, but shall not exceed ten years from the Date of Grant of the Stock Option. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall be determined by the Committee, but shall not exceed five years from the Date of Grant of the Stock Option. A Stock Option may be exercised, as to any or all full shares of Stock as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company.

                                   ARTICLE 7

                     MANDATORY GRANTS TO OUTSIDE DIRECTORS

     SECTION 7.1 Mandatory Grants to Outside Directors. Notwithstanding any other provision of this Plan, the grant of Stock Options to Outside Directors shall be subject to the following limitations of this Article 7.

          (a) Upon the initial election or appointment of an Outside Director, the Committee shall grant to such member, at the first meeting of the Committee following the date of such election or appointment, a ten year Non-Statutory Stock Option to purchase 10,000 shares of Stock.

          (b) The Committee shall grant to each Outside Director, effective as of each annual meeting of the Company's stockholders at the conclusion of which the Outside Director still serves as a Director of the Company, a ten year Non-Statutory Stock Option to purchase 1,500 shares of Stock.

          (c) All Stock Options granted to Outside Directors under this Article 7 shall be exercisable at an Exercise Price equal to 100% of the Fair Market Value of a share of Stock on the Date of Grant.

          (d) All Stock Options granted to Outside Directors under this Article 7 will vest or become exercisable as follows: 33% of the Stock Options (rounded up to the nearest whole share) shall vest on the first anniversary of the Date of Grant of the Stock Options, and 33% of the Stock Options (rounded up to the nearest whole share) shall vest on the second anniversary of the Date of Grant of the Stock Options, and the remaining Stock Options shall vest on the third anniversary of the Date of Grant of the Stock Options.

          (e) Unless otherwise provided in the Plan, all provisions regarding the terms of Non-Statutory Stock Options, other than those pertaining to the Date of Grant, the number of shares covered by such grant, term and Exercise Price shall be applicable to the Stock Options granted to Outside Directors under this Article 7.

     SECTION 7.2  Prohibition of Other Grants to Outside
Directors. Notwithstanding any other provisions in this Plan, the mandatory grants described in this Article 7 shall constitute the only grants under the Plan permitted to be made to Outside Directors unless such persons are designated Eligible Persons by the Board of Directors.

     SECTION 7.3 Prohibition Against Certain Amendments. Notwithstanding any other provisions of this Plan, the provisions of this Article 7 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

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                                   ARTICLE 8

                                  ADJUSTMENTS

     SECTION 8.1  Effect of Certain Changes.

     (a) Stock Dividends, Splits, etc. If there is any change in the number of outstanding shares of Stock through the declaration of Stock dividends or through a recapitalization resulting in Stock splits, or combinations or exchanges of the outstanding shares, (i) the number of shares of Stock available for Stock Options, (ii) the number of shares covered by outstanding Stock Options, (iii) the number of shares set forth under Section 10.1(a) and (iv) the Exercise Price of any Stock Option, in effect prior to such change, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

     (b) Liquidating Event. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "Liquidating Event"), the Committee may provide that the holder of any Stock Options then exercisable shall have the right to exercise such Stock Options (at the price provided in the agreement evidencing the Stock Options) subsequent to the Liquidating Event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, property, cash or any combination thereof receivable upon such Liquidating Event by a holder of the number of shares of Stock for or with respect to which such Stock Options might have been exercised immediately prior to such Liquidating Event; or the Committee may provide, in the alternative, that each Stock Option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days written notice of the date so fixed shall be given to each Stock Option holder and if such notice is given, each Stock Option holder shall have the right, during the period of 30 days preceding such termination, to exercise his or her Stock Options as to all or any part of the shares of Stock covered thereby, without regard to any installment or vesting provisions in his or her Stock Options agreement, on the condition, however, that the Liquidating Event actually occurs; and if the Liquidating Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Stock Option holder shall be deemed a shareholder with respect to the Stock Options exercised) immediately preceding the occurrence of the Liquidating Event (or the date of record for shareholders entitled to share in such Liquidating Event, if a record date is set).

     (c) Merger or Consolidation. In the case of any capital reorganization, any reclassification of the Stock (other than a change in par value or recapitalization described in Section 8.1(a) of the Plan), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with another person (a "Reorganization Event"), the Committee may provide in the Stock Option Agreement, or if not provided in the Stock Option Agreement, may determine, in its sole and absolute discretion, to accelerate the vesting of outstanding Stock Options (a "Liquidity Event") in which case the Company shall deliver to the Stock Option holders at least 15 days prior to such Reorganization Event (or at least 15 days prior to the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set) a notice which shall (i) indicate whether the Reorganization Event shall be considered a Liquidity Event and (ii) advise the Stock Option holder of his or her rights pursuant to the agreement evidencing such Stock Options. If the Reorganization Event is determined to be a Liquidity Event, (i) the Surviving Corporation may, but shall not be obligated to, tender stock options or stock appreciation rights to the Stock Option holder with respect to the Surviving Corporation, and such new options and rights shall contain terms and provisions that substantially preserve the rights and benefits of the applicable Stock Options then outstanding under the Plan, or (ii) in the event that no stock options or stock appreciation rights have been tendered by the Surviving Corporation pursuant to the terms of item (i) immediately above, the Stock Option holder shall have the right, exercisable during a 10 day period ending on the fifth day prior to the Reorganization Event (or ending on the fifth day prior to the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set), to exercise his or her rights as to all or any part of the shares of Stock covered thereby, without regard to any installment or vesting provisions in his or her Stock Options agreement, on the condition, however, that the Reorganization

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Event is actually effected; and if the Reorganization Event is actually effected, such exercise shall be deemed effective (and, if applicable, the Stock Option holder shall be deemed a shareholder with respect to the Stock Options exercised) immediately preceding the effective time of the Reorganization Event (or on the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set). If the Reorganization Event is not determined to be a Liquidity Event, the Stock Option holder shall thereafter be entitled upon exercise of the Stock Options to purchase the kind and number of shares of stock or other securities or property of the Surviving Corporation receivable upon such event by a holder of the number of shares of the Stock which the Stock Options would have entitled the Stock Option holder to purchase from the Company if the Reorganization Event had not occurred, and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Plan with respect to the Stock Option holder's rights and interests thereafter, to the end that the provisions set forth in the agreement applicable to such Stock Options (including the specified changes and other adjustments to the Exercise Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the Stock Options.

     (d) Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or any subsequent change in the par value, the shares resulting from any such change shall be "Stock" within the meaning of the Plan.

     SECTION 8.2 Decision of Committee Final. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive; provided, however, that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted without the prior consent of the holder thereof in a manner that causes such Stock Option to fail to continue to qualify as an Incentive Stock Option.

     SECTION 8.3 No Other Rights. Except as expressly provided in this Article 8, no Stock Option holder shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any Liquidating Event, merger, or consolidation of assets or stock of another corporation, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and except as provided in this Article 8, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Stock Options. The grant of Stock Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

     SECTION 8.4 No Rights as Shareholder. Except as specifically provided in this Article 8, a Stock Option holder or a transferee of Stock Options shall have no rights as a shareholder with respect to any shares covered by the Stock Options until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 8.1.

                                   ARTICLE 9

                           AMENDMENT AND TERMINATION

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any Stock Options theretofore granted without such Participant's consent, or which without the approval of the shareholders would:

          (a) except as provided in Article 8, materially increase the total number of shares of Stock reserved for the purposes of the Plan;

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          (b) materially increase the benefits accruing to Participants or
     Eligible Persons under the Plan; or

          (c) materially modify the requirements for eligibility under the Plan.

     The Committee may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Article 3, no such amendment shall impair the rights of any holder without his or her consent.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     SECTION 10.1  General Restrictions.

     (a) Limitation on Granting of Stock Options. Subject to adjustment as provided in Article 8, no Participant shall be granted Stock Options with respect to 500,000 shares of Stock.

     (b) No View to Distribute. The Committee may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view towards distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     (c) Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     SECTION 10.2 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     SECTION 10.3  Disqualifying Dispositions; Withholding Taxes.

     (a) Disqualifying Disposition. The Stock Option Agreements shall require Optionees who make a "disposition" (as defined in the Code) of all or any of the Stock acquired through the exercise of Stock Options within two years from the date of grant of the Stock Option, or within one year after the issuance of Stock relating thereto, to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Stock; and each Optionee shall agree that he or she shall maintain all such Stock in his or her name so long as he or she maintains beneficial ownership of such Stock.

     (b) Withholding Required. Each Participant shall, no later than the date as of which the value derived from Stock Options first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock Options or their exercise. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Participant shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to the Participant.

     (c) Withholding Right. The Committee may, in its discretion, grant to a Stock Option holder the right (a "Withholding Right") to elect to make such payment by irrevocably requiring the Company to withhold from shares issuable upon exercise of the Stock Options that number of full shares of Stock having a Fair Market Value on the Tax Date (as defined below) equal to the amount (or portion of the amount) required to be withheld. The Withholding Right may be granted with respect to all or any portion of the Stock Options.

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     (d) Exercise of Withholding Right. To exercise a Withholding Right, the
Stock Option holder must follow the election procedures set forth below, together with such additional procedures and conditions as may be set forth in the related Stock Option Agreement or otherwise adopted by the Committee.

          (i) The Stock Option holder must deliver to the Company his or her written notice of election (the "Election") to have the Withholding Right apply to all (or a designated portion) of his or her Stock Options prior to the date of exercise of the Right to which it relates.

          (ii) Unless disapproved by the Committee as provided in Subsection
     (iii) below, the Election once made will be irrevocable.

          (iii) No Election is valid unless the Committee consents to the Election; the Committee has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Committee has not consented to the Election on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the "Tax Date"), the Election will be deemed approved.

          (iv) If the Stock Option holder on the date of delivery of the Election to the Company is a Section 16(b) Person, the following additional provisions will apply:

             (A) the Election cannot be made during the six calendar month period commencing with the date of the grant of the Withholding Right (even if the Stock Options to which such Withholding Right relates have been granted prior to such date); provided, that this Subsection (A) is not applicable to any Stock Option holder at any time subsequent to the death, Disability or Retirement of the Stock Option holder;

             (B) the Election (and the exercise of the related Stock Option) can only be made during the Window Period; and

             (C) notwithstanding any other provision of this Section 10.3, no
        Section 16(b) Person shall have the right to make any Election unless the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act for at least a year prior to the transaction and has filed all reports and statements required to be filed pursuant to that Section for that year.

     (e) Effect. If the Committee consents to an Election of a Withholding
Right:

          (i) upon the exercise of the Stock Options (or any portion thereof) to which the Withholding Right relates, the Company will withhold from the shares otherwise issuable that number of full shares of Stock having an actual Fair Market Value equal to the amount (or portion of the amount, as applicable) required to be withheld under applicable federal, state and/or local income tax laws as a result of the exercise; and

          (ii) if the Stock Option holder is then a Section 16(b) Person who has made an Election, the related Stock Options may not be exercised, nor may any shares of Stock issued pursuant thereto be sold, exchanged or otherwise transferred, unless such exercise, or such transaction, complies with an exemption from Section 16(b) provided under Rule 16b-3.

     (f) Cash Reimbursements. The Company may make cash bonus payments to Non-Statutory Stock Option holders to reimburse such Non-Statutory Stock Option holders for all or part of federal and state taxes payable with respect to the exercise of Non-Statutory Stock Options.

     SECTION 10.4 Indemnification. In addition to such other rights of indemnification as they may have as Directors or Outside Directors, and to the extent allowed by applicable law, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any one of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably

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withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

     SECTION 10.5 Loans. The Company may make loans to Optionees (other than Directors who are not also employees or officers of the Company or any Parent or any Subsidiary) as the Committee, in its discretion, may determine in connection with the exercise of outstanding Stock Options granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the holders in favor of the Company; (ii) be subject to the terms and conditions set forth in this Section 10.5 and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine; and (iii) bear interest, if any, at such rate as the Committee shall determine. In no event may the principal amount of any such loan exceed the Exercise Price less the par value, if any, of the shares of Stock covered by the Stock Option, or portion thereof, exercised by the Optionee. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and applicable interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Committee; provided, however, that the term of the loan, including extensions, shall not exceed 10 years. Unless the Committee determines otherwise, when a loan shall have been made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a security agreement, the terms of which shall be determined by the Committee, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

     SECTION 10.6 Non-Transferability of Stock Options. Each Stock Option Agreement shall provide that the Stock Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Stock Options may be exercised, during the lifetime of the Stock Option holder, only by the Stock Option holder or by his or her guardian or legal representative.

     SECTION 10.7 Regulatory Matters. Each Stock Option Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel; and (ii) if required to do so by the Company, the Optionee shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.

     SECTION 10.8 Recapitalizations. Each Stock Option Agreement and Stock Purchase Agreement shall contain provisions required to reflect the provisions of Article 8.

     SECTION 10.9 Delivery. Upon exercise of Stock Options granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

     SECTION 10.10 Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     SECTION 10.11 Other Provisions. The Stock Option Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Stock Options, as the Committee may deem advisable.

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                                   ARTICLE 11

                             EFFECTIVE DATE OF PLAN

     The Plan shall become effective on July 24, 1995, subject to approval by the Company's stockholders, which approval must be obtained within one year from the date the Plan is adopted by the Board.

                                   ARTICLE 12

                                  TERM OF PLAN

     No Stock Options shall be granted pursuant to the Plan on or after July 23, 2005 but Stock Options theretofore granted may extend beyond that date.

                                   ARTICLE 13

                      INFORMATION TO STOCK OPTION HOLDERS

     The Company will cause a report to be sent to each Stock Option holder not later than 120 days after the end of each fiscal year. Such report shall consist of the financial statements of the Company for such fiscal year and shall include such other information as is provided by the Company to its shareholders.

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